UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 10, 2017

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of a Restatement of the Gilead Sciences, Inc. 2004 Equity Incentive Plan

On February 2, 2017 the Board of Directors (the Board) of Gilead Sciences, Inc. (Gilead) approved an amendment and restatement of the Gilead Sciences, Inc. 2004 Equity Incentive Plan (the 2017 Restatement), subject to stockholder approval. A summary of the principal features of the 2017 Restatement is set forth under Proposal 3 of Gilead’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2017 (the 2017 Proxy Statement), which description is incorporated herein by reference.

The 2017 Restatement was approved by Gilead’s stockholders at the 2017 Annual Meeting of Stockholders on May 10, 2017 (the Annual Meeting). The foregoing summary of the 2017 Restatement does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2017 Restatement itself, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 10, 2017 in Millbrae, California. Of the 1,307,236,587 shares of Gilead’s common stock entitled to vote at the meeting, 1,085,233,244 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

Gilead’s stockholders elected nine directors to serve for the ensuing year and until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes regarding the election of directors were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John F. Cogan, Ph.D.	868,477,031	14,232,583	1,408,371	201,115,259
Kelly A. Kramer	875,603,893	7,440,873	1,073,219	201,115,259
Kevin E. Lofton	866,091,155	16,668,449	1,358,381	201,115,259
John C. Martin, Ph.D.	868,733,909	14,199,736	1,184,340	201,115,259
John F. Milligan, Ph.D.	874,995,625	7,932,095	1,190,265	201,115,259
Nicholas G. Moore	854,869,258	27,874,699	1,374,028	201,115,259
Richard J. Whitley, M.D.	870,994,332	10,062,386	3,061,267	201,115,259
Gayle E. Wilson	857,686,621	25,363,020	1,068,344	201,115,259
Per Wold-Olsen	863,519,262	19,180,773	1,417,950	201,115,259

Gilead’s stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of the Board as its independent registered public accounting firm of Gilead for the fiscal year ending December 31, 2017. The proposal received the following votes:

Votes For	1,059,492,918
Votes Against	23,285,166
Abstentions	2,455,160

Gilead’s stockholders approved a restatement of the Gilead Sciences, Inc. 2004 Equity Incentive Plan. The proposal received the following votes:

Votes For	794,259,552
Votes Against	87,821,819
Abstentions	2,036,614
Broker Non-Votes	201,115,259

Gilead’s stockholders approved, on an advisory basis, the compensation of Gilead’s named executive officers as presented in the 2017 Proxy Statement. The proposal received the following votes:

Votes For	823,196,853
Votes Against	57,074,924
Abstentions	3,846,208
Broker Non-Votes	201,115,259

Gilead’s stockholders voted, on an advisory basis, as to the frequency with which executive compensation will be subject to future advisory stockholder votes, for one year. The proposal received the following votes:

Votes For 1 Year	768,463,295
Votes For 2 Years	1,764,886
Votes For 3 Years	112,349,278
Abstentions	1,540,526
Broker Non-Votes	201,115,259

Gilead’s stockholders did not approve a stockholder proposal requesting that the Board take steps to permit stockholder action by written consent. The proposal received the following votes:

Votes For	427,578,402
Votes Against	453,540,611
Abstentions	2,998,972
Broker Non-Votes	201,115,259

Gilead’s stockholders did not approve a stockholder proposal requesting that the Board take steps to adopt a policy that the Chairman of the Board be an independent director. The proposal received the following votes:

Votes For	390,628,850
Votes Against	491,331,404
Abstentions	2,157,731
Broker Non-Votes	201,115,259

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended and restated May 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Brett A. Pletcher
Brett A. Pletcher EVP, General Counsel and Corporate Secretary

Date: May 12, 2017